Exhibit 10.2
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC.
2007 EQUITY INCENTIVE PLAN
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made between Lululemon Athletica Inc. (the “Company”) and [___] (the “Optionee”).
     WHEREAS, the Company maintains the lululemon athletica inc. 2007 Equity Incentive Plan (the “Plan”) for the benefit of the key employees, directors and advisors of the Company and its Affiliates; and
     WHEREAS, the Plan permits the award of Non-Qualified Stock Options to purchase Shares, subject to the terms of the Plan; and
     WHEREAS, the Company desires to grant the Optionee Non-Qualified Stock Options under the Plan to further align the Optionee’s personal financial interests with those of the Company’s stockholders.
     NOW, THEREFORE, in consideration of these premises and the agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:
     1.   Award of Option.   This Agreement evidences the grant to the Optionee of an option (the “Option”) to purchase [___] ([___]) Shares (the “Option Shares”). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan applicable to Non-Qualified Stock Options, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.
     2.   Nature of the Option.   The Option is intended to be a nonstatutory stock option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.
     3.   Date of Grant; Term of Option.   The Option was granted on [___], 2007 (the “Effective Date”) and may not be exercised later than the date that is ten (10) years after that date, subject to earlier termination in accordance with the Plan.
     4.   Option Exercise Price.   The per share exercise price of the Option is $[___] (the “Exercise Price”), which amount is intended to be not less than the Fair Market Value per Share on the Effective Date.
     5.   Exercise of Option.   The Option will become exercisable only in accordance with the terms and provisions of the Plan and this Agreement, as follows:
          (a)   Right to Exercise.   The Option will become exercisable with respect to 25% of the Option Shares on each of the first, second, third and fourth anniversaries of the Effective Date, provided in each case that the Optionee remains continuously in service with the Company through the applicable anniversary. For the purposes of this Agreement, “service with the Company” will be deemed to include service with an Affiliate of the Company for so long as that entity remains and Affiliate of the Company.

          (b)   Method of Exercise.   The Optionee may exercise the Option by providing written notice to the Company stating the election to exercise the Option. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company, and shall be accompanied by payment of the Exercise Price and an amount equal to any required tax withholding. Payment of the Exercise Price may be made in cash. In addition, this Option may be exercised through means of a “net settlement,” whereby no Exercise Price will be due and where the number of Share issued upon such exercise will be equal to: (A) the product of (i) the number of Option Shares as to which the Option is then being exercised, and (ii) the difference between (a) the then current Fair Market Value per Share and (b) the Exercise Price, divided by (B) the then current Fair Market Value per Share. A number of Shares equal to the difference between the number of Option Shares as to which the Option is then being exercised and the number of Shares actually issued to the Optionee upon such net settlement will be deemed to have been received by the Company in satisfaction of the Exercise Price.
          (c)   Share Legends.   Any certificate evidencing an Option Share will contain such legends as may be required or appropriate under any applicable stockholder agreement or stock purchase agreement, in addition to any other legend that may be required or appropriate under applicable law, the Plan or otherwise.
          (d)   Partial Exercise.   The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.
          (e)   Restrictions on Exercise.   The Option may not be exercised, and any purported exercise will be void, if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. In addition, as a further condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.
     6.   Investment Representations.   The Optionee represents and warrants to the Company that:
          (a)   unless the Option Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), he or she is acquiring the Option (and upon exercise of the Option, will be acquiring the Option Shares) for investment for his or her own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof; and
          (b)   unless the Option Shares have been registered under the Securities Act, he or she has a preexisting personal or business relationship with the Company or one of its directors, officers or controlling persons and by reason of his or her business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his or her interests in connection with the acquisition of this Option and the Option Shares.

          (c)   he or she is an employee, executive officer, director or consultant of the Company or, unless resident in a Province of Canada other than British Columbia, an Affiliated Company, has the benefit of an exemption from the prospectus and registration requirements of applicable Canadian provincial securities laws; and
          (d)   the Optionee has voluntarily received this Option.
In addition, as a further condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation
     7.   Non-Transferability of Option.   The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, the Option is exercisable only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of the Option will be binding upon the executors, administrators and heirs of the Optionee.
     8.   Tax Consequences.   The Optionee has reviewed with the Optionee’s own tax advisors the federal, state, local and foreign tax consequences of the Option. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. The Optionee understands that he or she (and not the Company) will be responsible for his or her own tax liabilities arising in connection with this award or the transactions contemplated by this Agreement.
     9.   No Continuation of Service.   Neither the Plan nor this Option will confer upon the Optionee any right to continue in the service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Optionee at any time, with or without Cause and with or without notice.
     10.   The Plan.   The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to questions arising under the Plan or this Award Agreement.
     11.   Entire Agreement.   This Agreement, together with the Plan, and other exhibits attached thereto or hereto, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings or any agreements of any nature, written or otherwise, relating to the subject matter hereof.
     12.   Governing Law.   This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

     13.   Execution.   This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.
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     IN WITNESS WHEREOF, this Agreement has been executed by the parties on the ___ day of
_________, ____.

lululemon athletica inc.

By:
Title:

[OPTIONEE]

Signature

Address